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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement of Microware Systems Corporation on Form S-8 pertaining to the 1995 Stock Option Plan, as amended, of our report dated April 28, 2000, with respect to the consolidated financial statements of Microware Systems Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended March 31, 2000, filed with the Securities and Exchange Commission.



                                                /s/ KPMG LLP


Des Moines, Iowa
March 14, 2001